UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2021

Public Service Company of Colorado

(Exact Name of Registrant as Specified in Charter)

Colorado	001-3280	84-0296600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Larimer Street, Suite 1100
Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 571-7511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 1, 2021, Public Service Company of Colorado, a Colorado corporation (PSCo), issued $750 million in aggregate principal amount of 1.875% First Mortgage Bonds, Series No. 37 due June 15, 2031 (the Bonds), pursuant to an Underwriting Agreement among PSCo and CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein. The Bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-224333-02) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on February 23, 2021. The Bonds will be governed by the Indenture, dated October 1, 1993, as supplemented, by and between PSCo and U.S. Bank National Association, as successor trustee, and the Supplemental Indenture dated as of February 1, 2021.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.01	Supplemental Indenture dated as of February 1, 2021, between Public Service Company of Colorado and U.S. Bank National Association, as successor Trustee, creating $750 million principal amount of 1.875% First Mortgage Bonds, Series No. 37 due 2031.

5.01	Opinion of Faegre Drinker Biddle & Reath LLP regarding the validity of certain securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado
March 1, 2021	(a Colorado Corporation)

/s/ Sarah W. Soong
Name: Sarah W. Soong
Title: Vice President and Treasurer